Exhibit 99.1

FOR IMMEDIATE RELEASE Tuesday, July 22, 2014	COMPANY CONTACT: Scott Topping, CFO - (808) 835-3700 Scott.Topping@HawaiianAir.com INVESTOR RELATIONS CONTACT: Ashlee Kishimoto, Sr. Director - (808) 838-5421 Ashlee.Kishimoto@HawaiianAir.com

MEDIA RELATIONS CONTACT: Alison Croyle, Director - (808) 835-3886 Alison.Croyle@HawaiianAir.com

Hawaiian Holdings Reports 2014 Second Quarter Financial Results

HONOLULU — Hawaiian Holdings, Inc. (NASDAQ: HA) (“Holdings” or the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the second quarter of 2014.

•                  GAAP net income in the second quarter of $27.3 million or $0.43 per diluted share.

•                  Adjusted net income, reflecting economic fuel expense, in the second quarter of $22.4 million or $0.35 per diluted share, an increase of $9.7 million or $0.11 cents per diluted share year-over-year.

•                  Passenger revenue per available seat mile (PRASM) increase of 4.1% and operating revenue per available seat mile (RASM) increase of 6.7%.

•                  Unrestricted cash, cash equivalents and short-term investments of $564 million.

“The same trajectory of substantially improving financial performance was evident in the second quarter as it has been over the last few quarters” said Mark Dunkerley, Hawaiian Airlines president and chief executive officer.  “Strong demand across our geographies, good macro-economic conditions, stable fuel prices and good cost control inside the business all played their part.  Absent changes to the environment or competitor behavior, our prospects in the back half of the year look similar.  As ever, we continue to build the business with new routes, this summer featuring our first flights from North America to Kaua’i and the island of Hawai`i, and a host of customer improvements including the roll out of our extra comfort economy section of the aircraft.  Our wonderful employees continue to deliver the level of service on the ground and in the air that set the standard for others to aspire to.  Without their dedication, none of this would be possible.”

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

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Liquidity and Capital Resources

As of June 30, 2014 the Company had:

•                  Unrestricted cash, cash equivalents and short-term investments of $564 million.

•                  Available borrowing capacity of $69.4 million under Hawaiian’s Revolving Credit Facility.

•                  Outstanding debt and capital lease obligations of approximately $1,071 million consisting of the following:

•                  $708 million outstanding under secured loan agreements to finance a portion of the purchase price for eleven Airbus A330-200 aircraft.

•                  $146 million outstanding under secured loan agreements to finance a portion of the purchase price for 15 Boeing 717-200 aircraft.

•                  $106 million in capital lease obligations to finance the acquisition of an Airbus A330-200, two Boeing 717-200 aircraft and aircraft-related equipment.

•                  $32 million outstanding under floating rate notes for two Boeing 767-300 ER aircraft.

•                  $79 million of outstanding Convertible Senior Notes.

Second Quarter 2014 Highlights

Operational

•                  Ranked #1 nationally for on-time performance for the months of March, April and May 2014.

•                 Ranked the #1 domestic carrier for travel to Hawai‘i by Travel + Leisure for 2014.

Fleet and financing

•                  Added two new A330-200 aircraft that were financed through Enhanced Equipment Trust Certificates (EETCs) at a fixed blended rate of 4.13% and retired one Boeing 767-300 aircraft.

New routes and increased frequencies

•                  Los Angeles to Kona, three-times-weekly, and Los Angeles to Lihu‘e, four-times-weekly, summer seasonal service launched in June.

•                  Oakland to Kona, three-times-weekly and Oakland to Lihu‘e, four-times-weekly, summer seasonal service launched in June.

•                  Los Angeles to Maui daily service launched in May and a second daily summer seasonal service reintroduced in June.

•                  San Jose to Honolulu daily service reintroduced in May.

•                  ‘Ohana by Hawaiian expanded its network with new flights between Maui and Moloka‘i, Kona and Hilo launched in July.

•                  Announced additional seasonal service from Los Angeles to Honolulu and Maui for the winter months.

Third Quarter and Full Year 2014 Outlook

The table below summarizes the Company’s expectations for the third quarter ending September  30, 2014 and the full year ending December 31, 2014, expressed as an expected percentage change compared to the results for the quarter ended September 30, 2013 or the year ended December 31, 2013, as applicable (the results for which are presented for reference).

	Third
	Quarter
Item	2013	Guidance

Cost per ASM Excluding Fuel (cents)	7.78	Up 1% to up 4%
Operating Revenue Per ASM (cents)	13.57	Up 3% to up 6%
ASMs (millions)	4,415.1	Up 1% to up 3%
Gallons of jet fuel consumed (millions)	59.3	Up 0.5% to up 2.5%

	Full Year
Item	2013	Guidance
Cost per ASM Excluding Fuel (cents)	7.88	Up 3% to up 5%
ASMs (millions)	16,785.8	Up 1% to up 3%

Investor Conference Call

Hawaiian Holdings’ quarterly earnings conference call is scheduled to begin today (July 22, 2014) at 4:30 p.m. Eastern Time (USA).  The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at www.HawaiianAirlines.com. For those who are not available for the live webcast, the call will be archived for 90 days on Hawaiian’s investor website.

About Hawaiian Airlines

Hawaiian® has led all U.S. carriers in on-time performance for each of the past 10 years (2004-2013) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and Zagat have all ranked Hawaiian the highest of all domestic airlines serving Hawai‘i.

Now in its 85th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline, as well as the largest provider of passenger air service from its primary visitor markets on the U.S. mainland. Hawaiian offers nonstop service to Hawai‘i from more U.S. gateway cities (11) than any other airline, along with service from Japan, South Korea, China, Australia, New Zealand, American Samoa and Tahiti. Hawaiian also provides approximately 160 jet flights daily between the Hawaiian Islands.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow updates on Twitter about Hawaiian (@HawaiianAir) and its special fare offers (@HawaiianFares), and become a fan on its Facebook page.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, statements regarding the Company’s prospects in the back half of the year; new routes; customer improvements; the Company’s expectations regarding cost per available seat mile excluding fuel operating revenue per available seat mile, available seat miles and gallons of jet fuel consumed, each for the quarter ending September 30, 2014; the Company’s expectations regarding cost per available seat mile excluding fuel and available seat miles, each for the year ending December 31, 2014; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements.  These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarter and year-end results; economic volatility; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates; the Company’s dependence on tourist travel; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy and related cost reduction goals.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and the Company’s subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.

Hawaiian Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except for per share data) (unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013	% Change	2014	2013	% Change

Operating Revenue:
Passenger	$506,797	$481,461	5.3%	$974,810	$921,400	5.8%
Other	68,923	52,467	31.4%	125,768	103,282	21.8%
Total	575,720	533,928	7.8%	1,100,578	1,024,682	7.4%

Operating Expenses:
Aircraft fuel, including taxes and delivery	174,139	169,223	2.9%	345,278	343,712	0.5%
Wages and benefits	112,478	103,384	8.8%	219,972	206,119	6.7%
Aircraft rent	26,095	28,285	(7.7)%	52,374	54,304	(3.6)%
Maintenance materials and repairs	58,399	53,036	10.1%	116,709	108,295	7.8%
Aircraft and passenger servicing	30,860	29,228	5.6%	61,081	58,287	4.8%
Commissions and other selling	30,773	32,186	(4.4)%	62,108	65,997	(5.9)%
Depreciation and amortization	23,765	19,788	20.1%	46,576	38,901	19.7%
Other rentals and landing fees	21,656	19,630	10.3%	42,218	38,777	8.9%
Other	45,961	41,777	10.0%	92,631	84,825	9.2%
Total	524,126	496,537	5.6%	1,038,947	999,217	4.0%

Operating Income	51,594	37,391		61,631	25,465

Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(15,997)	(12,163)		(31,007)	(23,540)
Interest income	398	126		617	253
Capitalized interest	1,974	2,891		4,750	6,331
Gains (Losses) on fuel derivatives	6,285	(6,906)		(614)	(13,467)
Other, net	725	(3,124)		1,310	(4,206)
Total	(6,615)	(19,176)		(24,944)	(34,629)

Income (Loss) Before Income Taxes	44,979	18,215		36,687	(9,164)

Income tax expense (benefit)	17,652	6,899		14,435	(3,335)

Net Income (Loss)	$27,327	$11,316		$22,252	$(5,829)

Net Income (Loss) Per Common Stock Share:
Basic	$0.51	$0.22		$0.42	$(0.11)
Diluted	$0.43	$0.21		$0.39	$(0.11)

Weighted Average Number of Common Stock Shares Outstanding:
Basic	53,499	52,008		53,095	51,837
Diluted	62,847	53,071		57,046	51,837

Table 2.

Hawaiian Holdings, Inc.

Selected Statistical Data (unaudited)

	Three Months Ended						Six Months Ended
	June 30,						June 30,
	2014		2013		% Change		2014		2013		% Change

Scheduled Operations:
Revenue passenger miles (RPM) (a)	3,393.2		3,405.7		(0.4)%		6,621.8		6,611.1		0.2%
Available seat miles (ASM) (a)	4,260.6		4,211.5		1.2%		8,296.2		8,171.8		1.5%
Passenger revenue per RPM (Yield)	14.94	¢	14.14	¢	5.7%		14.72	¢	13.94	¢	5.6%
Passenger load factor (RPM/ASM)	79.6%		80.9%		(1.3	) pt.	79.8%		80.9%		(1.1	) pt.
Passenger revenue per ASM (PRASM)	11.90	¢	11.43	¢	4.1%		11.75	¢	11.28	¢	4.2%

Total Operations (e):
Revenue passenger miles (RPM) (a)	3,395.2		3,409.0		(0.4)%		6,626.9		6,619.6		0.1%
Available seat miles (ASM) (a)	4,262.8		4,215.9		1.1%		8,301.7		8,181.7		1.5%
Passenger load factor (RPM/ASM)	79.6%		80.9%		(1.3	) pt.	79.8%		80.9%		(1.1	) pt.
Operating revenue per ASM (RASM)	13.51	¢	12.66	¢	6.7%		13.26	¢	12.52	¢	5.9%
Operating cost per ASM (CASM)	12.30	¢	11.78	¢	4.4%		12.51	¢	12.21	¢	2.5%
CASM excluding aircraft fuel (b)	8.21	¢	7.76	¢	5.8%		8.36	¢	8.01	¢	4.4%
Gallons of jet fuel consumed (a)	56.9		56.6		0.6%		112.1		110.6		1.4%
Average cost per gallon of jet fuel (actual) (c)	$3.06		$2.99		2.3%		$3.08		$3.11		(1.0)%
Economic fuel cost per gallon (c)(d)	$3.09		$3.07		0.7%		$3.10		$3.18		(2.5)%

(a)         In millions.

(b)         See Table 4 for reconciliations of operating expenses excluding aircraft fuel.

(c)          Includes applicable taxes and fees.

(d)         See Table 3 for a reconciliation of economic fuel costs.

(e)          Includes the operations of our contract carrier under a capacity purchase agreement.

Table 3.

Hawaiian Holdings, Inc.

Economic Fuel Expense

(in thousands, except per-gallon amounts) (unaudited)

The Company believes that economic fuel expense is the best measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period.  The Company defines economic fuel expense as GAAP fuel expense plus (gains)/losses realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% Change	2014	2013	% Change

Aircraft fuel expense, including taxes and delivery	$174,139	$169,223	2.9%	$345,278	$343,712	0.5%
Realized losses on settlement of fuel derivative contracts	2,009	4,740	(57.6)%	1,899	7,436	(74.5)%
Economic fuel expense	$176,148	$173,963	1.3%	$347,177	$351,148	(1.1)%
Fuel gallons consumed	56,937	56,625	0.6%	112,101	110,560	1.4%
Economic fuel cost per gallon	$3.09	$3.07	0.7%	$3.10	$3.18	(2.5)%

Table 4.

Hawaiian Holdings, Inc.

Non-GAAP Financial Reconciliation

(in thousands, except per-share and CASM data) (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including, net income, diluted net income per share, CASM, PRASM, RASM and Passenger Revenue per RPM.  Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The Company believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence.

	Three months ended June 30,				Six months ended June 30,
	2014		2013		2014		2013
	Net income	Diluted net income per share	Net income	Diluted net income per share	Net income	Diluted net income per share	Net loss	Diluted net loss per share
As reported - GAAP	$27,327	$0.43	$11,316	$0.21	$22,252	$0.39	$(5,829)	$(0.11)
Add: unrealized losses (gains) on fuel derivative contracts, net of tax	(4,976)	(0.08)	1,300	0.03	(771)	(0.01)	3,619	0.07
Reflecting economic fuel expense	$22,351	$0.35	$12,616	$0.24	$21,481	$0.38	$(2,210)	$(0.04)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2014		2013		2014		2013
GAAP operating expenses	$524,126		$496,537		$1,038,947		$999,217
Less: aircraft fuel, including taxes and delivery	(174,139)		(169,223)		(345,278)		(343,712)
Adjusted operating expense - excluding aircraft fuel	$349,987		$327,314		$693,669		$655,505

Available Seat Miles	4,262,774		4,215,893		8,301,743		8,181,671

CASM - GAAP	12.30	¢	11.78	¢	12.51	¢	12.21	¢
Less: aircraft fuel	(4.09)		(4.02)		(4.15)		(4.20)
CASM - excluding aircraft fuel	8.21	¢	7.76	¢	8.36	¢	8.01	¢

Table 5.

Hawaiian Holdings, Inc.

Fuel Derivative Contract Summary (unaudited)

As of July 15, 2014

The Company utilizes heating oil swaps and purchased put options to hedge against price volatility of its future aircraft fuel consumption.  Swap positions are outlined below:

	Weighted Average Contract Price	Percentage of Projected Fuel Requirements Hedged	Fuel Barrels Hedged
Third Quarter 2014
Heating Oil Swaps	$2.98	60%	868,000

Fourth Quarter 2014
Heating Oil Swaps	$2.94	48%	676,000

First Quarter 2015
Heating Oil Swaps	$2.90	34%	483,000

Second Quarter 2015
Heating Oil Swaps	$2.89	19%	282,000

Third Quarter 2015
Heating Oil Swaps	$2.89	13%	67,000

Table 6.

Hawaiian Holdings, Inc.

Foreign Exchange Forward Contract Summary (unaudited)

As of July 15, 2014

	Japanese Yen		Australian Dollar
Quarter of Settlement	Weighted Average Forward Contract Price	Percentage of Projected Foreign Denominated JPY Sales Hedged	Weighted Average Forward Contract Price		Percentage of Projected Foreign Denominated AUD Sales Hedged
	(in USD|JPY)		(in AUD|USD)

Third Quarter 2014	¥100.52	62%	AUD	0.9122	58%
Fourth Quarter 2014	¥99.86	53%	AUD	0.9019	49%
First Quarter 2015	¥99.13	38%	AUD	0.9084	38%
Second Quarter 2015	¥101.83	31%	AUD	0.8861	30%
Third Quarter 2015	¥101.49	25%	AUD	0.8795	23%
Fourth Quarter 2015	¥101.28	18%	AUD	0.9005	17%
First Quarter 2016	¥100.99	9%
Second Quarter 2016	¥100.58	8%

	Korean Won		New Zealand Dollar
Quarter of Settlement	Weighted Average Forward Contract Price	Percentage of Projected Foreign Denominated KRW Sales Hedged	Weighted Average Forward Contract Price		Percentage of Projected Foreign Denominated NZD Sales Hedged
	(in USD|KRW)		(in NZD|USD)

Third Quarter 2014	₩ 1,108	23%	NZD	0.7762	18%